UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): February 29, 2000


                          The Chalone Wine Group, Ltd.
                   -------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        California                    0-13406                  94-1696731
  -----------------------     -----------------------    -----------------------
      (State or Other               (Commission             (IRS Employer
Jurisdiction of Incorporation)      File Number)           Identification No.)


          621 Airpark Road
          Napa, California                                 94558
  ------------------------------------       -----------------------------------
 (Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code 707-254-4200
                                                   ------------------------


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Item 5. Other Events.

         The Chalone Wine Group, Ltd. (the "Company") recently completed the issuance of 833,334 shares of its common stock upon the exercise of all of the Company's issued and outstanding $7.45 warrants issued pursuant to that certain Omnibus Agreement dated August 22, 1995 (the "1995 Warrants").

         All of the shares issued upon the exercise of the 1995 Warrants have been, or will be, issued pursuant to an exemption from the registration requirements of federal and state securities laws and, consequently, the certificates representing the shares bear an appropriate restrictive legend. The terms of the 1995 Warrants provide all warrantholders with certain registration rights. The Company has not received notice that any warrantholders intend to demand registration of any shares of the Company's common stock received on the exercise of the 1995 Warrants.

         The Company received gross proceeds of $6,208,338.25  from the exercise
of  the  1995  Warrants.   The  Company  anticipates  using  such  proceeds  for
acquisition of certain vineyard properties and working capital.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  The Chalone Wine Group, Ltd.
                                                         (Registrant)


                                               By: /s/ Thomas B. Selfridge
                                                   -----------------------------
                                                   Thomas B. Selfridge
                                                   Chief Financial Officer

Dated:  March 10, 2000